EXHIBIT 5.2

             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]





                                           May 22, 2003

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

         Re: Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on May 22, 2003

Ladies and Gentlemen:

         We have acted as special Pennsylvania counsel, in a limited capacity, to Iron Mountain Incorporated, a Pennsylvania corporation (the "Company"), in connection with certain matters of Pennsylvania law arising out of the registration of up to $500,000,000 in an aggregate amount of one or more series of the following securities (collectively, the "Securities"): (a) debt securities of the Company ("Debt Securities"), which may be guaranteed (the "Subsidiary Guarantees") by certain present and future wholly owned domestic subsidiaries of the Company (the "Subsidiary Guarantors"), (b) shares of preferred stock, $0.01 par value per share, of the Company ("Preferred Shares"),
(c) depositary shares representing fractional interests in Preferred Shares ("Depositary Shares"), evidenced by depositary receipts therefor ("Depository Receipts"), (d) shares of common stock, $0.01 par value per share, of the Company ("Common Shares"), (e) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares ("Warrants"), (f) preferred securities of IM Capital Trust I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware (the "Trust Preferred Securities"), each of which may be guaranteed (collectively, the "Trust Guarantees") by the Company, (g) the Company's stock purchase contracts (the "Stock Purchase Contracts") to purchase Common Shares at a future date, and (h) the Company's stock purchase units (the "Stock Purchase Units"), consisting of a Stock Purchase Contract and Debt Securities, Trust Preferred Securities or debt obligations of third parties which secure the holders' obligations to purchase the Common Shares under the Stock Purchase Contract, as covered by the registration statement on Form S-3 (the "Registration Statement"), to be filed on or about the date hereof by the Company and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.
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Iron Mountain Incorporated
Sullivan & Worcester LLP
May 22, 2003
Page 2

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement and the related form of preliminary prospectus included therein in the form to be transmitted to the Commission for filing under the 1933 Act on or about the date hereof;

         2. The Amended and Restated Articles of Incorporation of the Company (the "Restated Articles"), certified as of April 29, 2003 by the Secretary of State of the Commonwealth of Pennsylvania;

         3. The Amended and Restated Bylaws of the Company certified as of a recent date by the Secretary of the Company (the "Restated Bylaws");

         4. Resolutions adopted by the Board of Directors of the Company (the "Board") relating to the registration and offering of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

         5. A certificate of the Secretary of State of the Commonwealth of Pennsylvania, dated as of April 21, 2003, certifying as to the subsistence of the Company on such date; and

         6. A certificate executed by the Secretary of the Company certifying that, among other things, there have been no amendments to or restatements of the Company's Articles of Incorporation since April 29, 2003 and that the Company has not filed Articles of Merger or Consolidation or Articles of Dissolution since April 29, 2003.

(collectively, items 2 through 6 above, are sometimes referred to herein as the "Corporate Documents").

         In addition, we have made such examinations of law as we have deemed necessary in connection with the opinions set forth below.

         In all cases, we have assumed the legal capacity and competence of each natural person signing each of the Documents and all other instruments presented to us, the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of the originals of such documents and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         We have also assumed, without verification, (i) that prior to issuing the Securities, the Registration Statement, including any amendments thereto (including post-effective amendments) and the final prospectus that forms a part of the Registration Statement, shall have

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Iron Mountain Incorporated
Sullivan & Worcester LLP
May 22, 2003
Page 3


been declared effective by the Commission and that any necessary prospectus supplement shall have properly been filed with the Commission, (ii) that the Securities will not be issued or transferred in violation of any restriction or limitation contained in the Restated Articles or the Restated Bylaws; (iii) all Preferred Shares and Common Shares when issued will be evidenced by duly executed and countersigned certificates meeting the requirements of the Pennsylvania Business Corporation Law of 1988, as amended (the "PaBCL") and the Restated Bylaws, and (iv) that in accordance with the Resolutions, the issuance and terms and conditions of the Securities to be issued by the Company from time to time, including (A) any indenture and supplemental indentures pursuant to which any Debt Securities may be issued (the "Indenture"), (B) any depositary agreement pursuant to which Depositary Receipts may be issued (C) any warrant agreement pursuant to which any Warrants may be issued, (D) any guarantee agreements pursuant to which Trust Guarantees may be issued, and (E) any stock purchase agreements pursuant to which Stock Purchase Contracts or Stock Purchase Units may be issued by the Company, will be in compliance with, and approved by the Board or a duly authorized committee thereof in accordance with, the PaBCL, the Restated Bylaws and the Restated Articles (with such approvals referred to herein as the "Board Approvals").

         We do not and have not represented the Company on a regular basis nor do we act as general counsel to the Company. We have only acted as special Pennsylvania counsel to the Company in connection with certain transactions. We are not familiar with the day-to-day operations of the Company.

         Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications stated herein, we are of the opinion that:

         1. In reliance on the Corporate Documents, the Company is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania.

         2. Upon the completion of all Board Approvals relating to the Securities that are Debt Securities and the applicable Indenture and upon the necessary corporate approval by each of the Subsidiary Guarantors of the Subsidiary Guarantees, if any, the issuance of the Debt Securities and the execution by the Company of the applicable Indenture will be duly authorized by all necessary Board action.

         3. Upon the completion of all Board Approvals relating to the Securities that are Preferred Shares or Depositary Shares (together, the "Preferred Securities"), and the due execution and filing with the Department of State of the Commonwealth of Pennsylvania of a Statement with Respect to Shares relating to the Preferred Securities and assuming that the aggregate number of all Preferred Shares issued and reserved for issuance and the Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue and that the Preferred Securities issued and reserved for issuance will not exceed the total number of Preferred Securities set forth on the Statement with Respect to Shares filed with the Department of State of the Commonwealth of Pennsylvania, the Preferred
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Iron Mountain Incorporated
Sullivan & Worcester LLP
May 22, 2003
Page 4


Securities will be duly authorized and, when delivered against payment therefor in accordance with the Resolutions and the Board Approvals, will be validly issued, fully paid and non-assessable. If such Preferred Securities are issuable upon conversion, exchange or exercise of other securities, the opinion set forth in this paragraph is subject to the further condition that such other securities, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the issuer thereof or are valid and binding obligations of the issuer thereof, as applicable.

         4. Upon the completion of all Board Approvals relating to the Securities that are Common Shares (the "Common Securities"), and assuming that the sum of (a) all Common Shares issued and reserved for issuance as of the date hereof, (b) any Common Shares issued and reserved for issuance between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities) and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities will be duly authorized and, when delivered against payment therefor in accordance with the Resolutions and the Board Approvals, will be validly issued, fully paid and non-assessable. If such Common Securities are issuable upon conversion, exchange or exercise of other securities, the opinion set forth in this paragraph is subject to the further condition that such other securities, at the time of the issuance or delivery thereof, as applicable, and of the conversion, exchange or exercise thereof, are validly issued, fully paid and non-assessable by the issuer thereof or are valid and binding obligations of the issuer thereof, as applicable.

         5. Upon the completion of all Board Approvals relating to the Securities that are Warrants and the related warrant agreement(s), establishing the terms and conditions of such Warrants, between the Company and a financial institution identified therein as warrant agent, the issuance of the Warrants will be duly authorized by all necessary Board action.

         6. Upon the completion of all Board Approvals relating to the Securities that are Trust Guarantees and the related guarantee agreement(s), establishing the terms and conditions of such Trust Guarantees, between the Company and a financial institution identified therein as guarantee trustee, the Trust Guarantees will be duly authorized by all necessary Board action.

         7. Upon the completion of all Board Approvals relating to the Securities that are Stock Purchase Contracts and any related stock purchase agreement(s), establishing the terms and conditions of such Stock Purchase Contracts, between the Company and a financial institution identified therein as stock purchase contract agent, the Stock Purchase Contracts will be duly authorized by all necessary Board action.

         8. Upon the completion of all Board Approvals relating to the Securities that are Stock Purchase Units and any related stock purchase agreement(s), establishing the terms and conditions of such Stock Purchase Units, between the Company and a financial institution
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Iron Mountain Incorporated
Sullivan & Worcester LLP
May 22, 2003
Page 5


identified therein as stock purchase unit agent, the Stock Purchase Units will be duly authorized by all necessary Board action.

         We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania and we further express no opinion as to the application or requirements of the Pennsylvania Securities Act.

         This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                  Very truly yours,




                                  /s/ Ballard Spahr Andrews & Ingersoll, LLP